Exhibit 4.1

SUBSTITUTION OF AGENT AND
SECOND AMENDMENT TO THIRD AMENDED AND
RESTATED SECURED REVOLVING CREDIT AGREEMENT

THIS SUBSTITUTION OF AGENT AND SECOND AMENDMENT TO THIRD AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of June 1, 2012 (the “Effective Date”), by and among DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company (“Dolphin LLC”), FAIRLANE TOWN CENTER LLC, a Michigan limited liability company (“Fairlane LLC”), and TWELVE OAKS MALL, LLC, a Michigan limited liability company (“TOLLC”; Dolphin LLC, Fairlane LLC and TOLLC are collectively referred to herein as “Borrowers”), THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP (“TRG”; Fairlane LLC, TOLLC and TRG, in their capacities as guarantors, are collectively referred to herein as “Guarantors”), EUROHYPO AG, NEW YORK BRANCH (“Eurohypo”), JPMORGAN CHASE BANK, N.A. (“JPM”), and the other undersigned Banks.
R E C I T A L S:
A.    Reference is made to that certain Third Amended and Restated Secured Revolving Credit Agreement (as amended, the “Credit Agreement”) dated as of July 29, 2011 between Borrowers, Eurohypo as Administrative Agent and various lenders party thereto (each, a “Bank” and collectively, the “Banks”), pursuant to which the Banks agreed to extend a secured revolving credit facility to Borrowers in an amount up to $650,000,000.00. The Credit Agreement was previously amended by that certain Amendment to Third Amended and Restated Secured Revolving Credit Agreement dated December 2, 2011. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
B.    The parties wish to execute this Amendment (1) to provide for the resignation by Eurohypo as Administrative Agent and the substitution of JPM in its place and (2) to amend the Credit Agreement as necessary or desirable in connection with the substitution of JPM as Administrative Agent.
C.    The Required Banks are willing to consent and agree to such substitution and to such amendments on the terms and conditions set forth below and are evidencing such consent and agreement by executing their respective signature pages hereto.
NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree and acknowledge as follows:
1.Incorporation of Recitals. The foregoing recitals are hereby incorporated into this Amendment as if fully set forth therein.

2.Substitution of Administrative Agent.

A.Eurohypo hereby resigns as Administrative Agent as of the Effective Date. The parties hereto waive the requirement that Eurohypo give thirty (30) days advance notice of its resignation. Following Eurohypo's resignation as Administrative Agent, the provisions of Article X of the Credit Agreement and all indemnifications in the Credit Agreement and other Loan Documents shall continue in effect with respect of any actions or omissions taken by it while Administrative Agent (and a Bank).

B.JPM hereby accepts the appointment as Administrative Agent as of the Effective Date; JPM assumes all the obligations of the Administrative Agent to be performed after the Effective Date under the Loan Documents and shall have all of the rights of Administrative Agent under the Loan Documents. Borrowers and the Required Banks consent to such substitution.

C.All references in the Loan Documents to Eurohypo, in its capacity as the Administrative Agent, are hereby deemed amended so as to refer to JPM, and JPM shall be the holder of all security and have the power to enforce the rights of the Banks under the Loan Documents (subject to the terms and limitations contained herein). Eurohypo and JPM will simultaneously execute substitutions of agency in recordable form so as to provide record notice that JPM has succeeded to the rights as the Administrative Agent under each of the Mortgages. Eurohypo additionally authorizes the filing of UCC‑3 financing statements to transfer the existing UCC financing statements from Eurohypo, as secured party, to JPM, as secured party.

3.Amendments. The Credit Agreement is amended as follows:

A.    The following defined terms in Section 1.01 of the Credit Agreement are amended and restated as follows:

“LIBOR Base Rate” means, with respect to any LIBOR Loan for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page thereof, or any successor to or substitute for such page, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBOR Base Rate” with respect to such LIBOR Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Interest Period.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPM, as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as effective. The Prime Rate is a reference rate and is not necessarily the lowest rate.
“Supplemental Fee Letter” means that certain letter agreement between Administrative Agent and Borrowers with respect to administrative fees and any other matters as may from time to time be covered hereby.
B.    The following new defined terms are added to Section 1.01 of the Credit Agreement:

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Foreign Bank” means (a) if a Borrower is a U.S. Person, a Bank, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Bank, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“JPM” means JPMorgan Chase Bank, N.A.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 10.13(ii)(B)(3).
C.    The last sentence of Section 2.15 of the Credit Agreement is amended and restated as follows:

Unless a Borrower elects to Continue LIBOR Loans made to it within the time period and as otherwise in accordance with this Section (or is deemed to have so elected pursuant to the last sentence of Section 2.06), such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.
D.    Section 10.13 of the Credit Agreement is amended and restated as follows:

SECTION 10.13 Withholding; Status of Bank.
(i)    Any Bank that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.13(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank's reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)    Without limiting the generality of the foregoing, in the event that the

Borrowers are U.S. Persons:
(A)    any Bank that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. Federal backup withholding tax;
(B)    any Foreign Bank shall, to the extent it is not legally prohibited from doing so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or
(4)    to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Bank shall, to the extent it is not legally prohibited from doing so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Bank under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.
E.    The paragraphs of Section 12.05 permitting a “Pfandbrief Transfer” (being the paragraph commencing “Notwithstanding anything to the contrary contained herein” and all subsequent paragraphs) are hereby deleted.

F.    Section 12.19 is replaced by the following:

SECTION 12.19 Authorization to Distribute Certain Materials to Public-Siders.
(a)    If TRG does not file this Agreement with the SEC, then TRG hereby authorizes the Administrative Agent to distribute the execution version of this Agreement and the Loan Documents to all Banks, including their Public-Siders. The Borrowers acknowledge their understanding that Public-Siders and their firms may be trading in any of TRG's or TCI's respective securities while in possession of the Loan Documents. (“Public-Siders” means any representative of a Bank that does not want to receive notification of non-

public information within the meaning of federal and state security laws.)
(b)    Borrowers represent and warrant that none of the information in the Loan Documents constitutes or contains material non-public information within the meaning of the federal and state securities laws. To the extent that any of the executed Loan Documents constitutes at any time a material non-public information within the meaning of the federal and state securities laws after the date hereof, Borrowers agree that they will promptly cause such information to be made publicly available by press release or public filing with the SEC.
G.    The following new Exhibits are added to the Loan Agreement:

Exhibit H-1 - Form of U.S. Tax Compliance Certificate
Exhibit H-2 - Form of U.S. Tax Compliance Certificate
Exhibit H-3 - Form of U.S. Tax Compliance Certificate
Exhibit H-4 - Form of U.S. Tax Compliance Certificate

H.    “Administrative Agent's Office” shall hereafter mean JPM's office at 201 North Central, Mail Code AZ1-1328, Phoenix, Arizona, Attention: CRELA/Yaren Wyzevich or such other office as Administrative Agent shall designate in writing. All references in the Notes (or other Loan Documents) to payments being made payable to Eurohypo are amended so as to provide that payments shall be made to Administrative Agent at Administrative Agent's Office. All references to Eurohypo at its address on the Exhibits to the Credit Agreement are hereby amended so as to refer to JPM at Administrative Agent's Office.

I.    The notice address for Administrative Agent is modified to be as follows:

JP Morgan Chase Legal Department
10 South Dearborn
Mail Code IL1-0096
Chicago, Illinois 60603-2300
Attention: Olivia Keating

With a copy to:
JPMorgan Chase Bank, N.A.
201 North Central
Mail Code AZ1-1328
Phoenix, Arizona 85004
Attention: CRELA/Yaren Wyzevich
and
Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Attention: Mark C. Simon, Esq.

J.    Pursuant to designation rights granted to Administrative Agent in Section 10.01 of the Credit Agreement, Administrative Agent hereby designates that the Banks which shall have agency titles (in addition to JPM as Administrative Agent) shall be as follows:
US Bank National Association     -    Co-Syndication Agent
PNC Bank National Association    -    Co-Syndication Agent

Comerica Bank            -    Co-Documentation Agent
Union Bank, N.A.            -    Co-Documentation Agent
4.    Reaffirmation of Obligations. Each Borrower hereby acknowledges, ratifies and reaffirms its respective obligations under the Notes, the Credit Agreement and the other Loan Documents. Each Guarantor hereby acknowledges, ratifies and reaffirms its respective obligations under the Guaranty. All the terms, provisions, stipulations, powers, and covenants in the Loan Documents are hereby ratified and confirmed, and shall stand and remain unchanged and in full force and effect and shall be binding upon all parties thereto, except as otherwise changed or modified in express terms by this Amendment. To the extent of any conflict or inconsistency between the terms of the Credit Agreement and the terms of this Amendment, the applicable provisions of this Amendment shall prevail.

5.    Severability. The provisions of this Amendment are intended to be severable. If for any reason any provision of this Amendment shall be held invalid or unenforceable in whole or in part, such provision shall be ineffective to the extent of such invalidity or unenforceability without in any manner otherwise affecting the validity or enforceability hereof or the remaining provisions hereof.

6.    Further Assurances. In addition to the documents, instruments and acts described in this Amendment which are to be executed, or delivered or taken pursuant to this Amendment, Borrowers and Guarantors agree to execute and deliver from time to time upon request by Administrative Agent such other documents and instruments, and take such other action, as Administrative Agent may reasonably request or require to more fully and completely evidence and carry out the transactions contemplated by this Amendment.

7.    Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AMENDMENT.

8.    Governing Law. This Amendment shall be governed by the laws of State of New York.

9.    Counterparts. This Amendment may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement; but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Signatures by pdf or fax shall be legally binding.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.
DOLPHIN MALL ASSOCIATES LLC, a Delaware limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member
By: /s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

FAIRLANE TOWN CENTER LLC, a Michigan limited liability company

By:	Woodland Investment Associates Limited Partnership, a Delaware limited partnership, its sole member
By: /s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

TWELVE OAKS MALL, LLC, a Michigan limited liability company

By:	The Taubman Realty Group Limited Partnership, a Delaware limited partnership, its sole member
By: /s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
By: /s/ Steven E. Eder
Steven E. Eder,
its authorized signatory

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

ADMINISTRATIVE AGENT (Resigning):
EUROHYPO AG, NEW YORK BRANCH

By: /s/ Clifford L. Rooke
Name: Clifford L. Rooke
Title: Managing Director, General Manager

By: /s/ John C. Hayes
Name: John C. Hayes
Title: Director

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

ADMINISTRATIVE AGENT and as a BANK:
JP MORGAN CHASE BANK, N.A.
By: /s/ David C. Weislogel
Name: David C. Weislogel
Title: Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	COMERICA BANK
By: /s/ Casey L. Stevenson
Name: Casey L. Stevenson
Title: Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	U.S. Bank National Association
By: /s/ Curt M. Steiner
Name: Curt M. Steiner
Title: Senior Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	PNC BANK NATIONAL ASSOCIATION
By: /s/ David C. Drouillard
Name: David C. Drouillard
Title: Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	RBS Citizens Bank, N.A.
By: /s/ Samuel A. Bluso
Name: Samuel A. Bluso
Title: Senior Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	PB CAPITAL CORP.
By: /s/ Olivia A. Lam
Name: Olivia A. Lam
Title: Senior Director

By: /s/ Michael Rogers
Name: Michael Rogers
Title: Senior Director

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	MIDFIRST BANK, a federally chartered
savings association

By: /s/ Todd G. Wright
Name: Todd G. Wright
Title: First Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	Credit Agricole Corporate and Investment Bank

By: /s/ John A. Wain
Name: John A. Wain
Title: Managing Director

By: /s/ Daniel J. Reddy
Name: Daniel J. Reddy
Title: Director

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	FIFTH THIRD BANK, an Ohio Banking Corporation

By: /s/ Michael P. Perillo
Name: Micheal P. Perillo
Title: Officer

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	Huntington National Bank

By: /s/ Kristine L. Vigliotti
Name: Kristine L. Vigliotti
Title: Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	UNION BANK, N.A.

By: /s/ Andrew Romanosky
Name: Andrew Romanosky
Title: Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	Emigrant Realty Finance, LLC

By: /s/ Christine Elcik
Name: Christine Elcik
Title: Director & Vice President

COUNTERPART SIGNATURE PAGE TO
AMENDMENT TO THIRD AMENDED AND RESTATED
SECURED REVOLVING CREDIT AGREEMENT

Name of Bank:	Flagstar Bank, FSB

By: /s/ Timothy J. Kalil
Name: Timothy J. Kalil
Title: Senior Vice President

EXHIBIT H-1
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Secured Revolving Credit Agreement dated as of July 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, collectively, as Borrowers, and each lender from time to time party thereto.
Pursuant to the provisions of Section 10.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrowers as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-2
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, collectively, as Borrowers, and each lender from time to time party thereto.
Pursuant to the provisions of Section 10.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-3
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, collectively, as Borrowers, and each lender from time to time party thereto.
Pursuant to the provisions of Section 10.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT H-4
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement dated as of July 29, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dolphin Mall Associates LLC, Fairlane Town Center LLC and Twelve Oaks Mall, LLC, collectively, as Borrowers, and each lender from time to time party thereto.
Pursuant to the provisions of Section 10.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20[ ]